Exhibit 1.1

$775,000,000

REGAL ENTERTAINMENT GROUP

5.750% Senior Notes Due 2022

FIRST AMENDMENT TO UNDERWRITING AGREEMENT

March 6, 2014

CREDIT SUISSE SECURITIES (USA) LLC

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

DEUTSCHE BANK SECURITIES INC.

WELLS FARGO SECURITIES, LLC

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

This FIRST AMENDMENT TO UNDERWRITING AGREEMENT (this “Amendment”) is made and entered into as of March 6, 2014, by and among Regal Entertainment Group, a Delaware corporation (the “Company”), and Credit Suisse, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC (the “Underwriters” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Parties entered into a certain Underwriting Agreement dated as of February 25, 2014 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement in certain respects;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Schedule A of the Agreement is hereby amended to replace the Schedule A therein in its entirety with the Schedule A attached hereto.

2.                                      Except as expressly amended by the terms of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

3.                                      This Amendment may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

[Signatures on following page.]

If the foregoing Amendment is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

REGAL ENTERTAINMENT GROUP

By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

[First Amendment to Underwriting Agreement]

The foregoing Amendment is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Jeb Slowik
Name: Jeb Slowik
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Vanessa Roberts
Name: Vanessa Roberts
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ William A. Bowen Jr.
Name: William A. Bowen Jr.
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Manfred Affenzeller
Name: Manfred Affenzeller
Title: Director

By:	/s/ Kevin Gibbs
Name: Kevin Gibbs
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ David R. Keatley
Name: David R. Keatley
Title: Managing Director

[First Amendment to Underwriting Agreement]

SCHEDULE A

Underwriter	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$387,500,000
Barclays Capital Inc.	116,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	116,250,000
Deutsche Bank Securities Inc.	77,500,000
Wells Fargo Securities, LLC	77,500,000

Total	$775,000,000